  Exhibit 99.1

Tenax Therapeutics Announces CEO Transition and
$10 Million PIPE Offering Priced At-the-Market under Nasdaq Rules

– Anthony DiTonno Retires from Tenax; Christopher Giordano Appointed as CEO –

Morrisville, NC, July 7, 2021 – Tenax Therapeutics, Inc. (Nasdaq: TENX), a specialty pharmaceutical company that address cardiovascular and pulmonary diseases with high unmet medical need, today announced a CEO transition in connection with the retirement of its current CEO:

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Effective July 13, 2021, Mr. Anthony A. DiTonno will retire as Chief Executive Officer and Director of the Company, following a successful decade of service with the Company.

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The Board has appointed Mr. Christopher T. Giordano to serve as Chief Executive Officer and a Director of the Company, effective July 14, 2021. From July 6, 2021 through July 14, 2021, Mr. Giordano will serve as an employee of the Company to assist with the smooth transition of Mr. DiTonno’s duties.

The Company also announced that it has entered into a definitive agreement with a single healthcare-focused institutional investor for the issuance and sale of 4,773,269 Units at a purchase price of $2.095 per Unit. Each Unit consists of one unregistered pre-funded warrant to purchase one share of common stock, par value $0.0001 and one unregistered warrant to purchase one share of common stock. In the aggregate, 9,546,538 shares of the Company’s common stock are underlying the warrants.

The unregistered pre-funded warrants have an exercise price of $0.0001 per share of common stock, are immediately exercisable, and may be exercised at any time until exercised in full. The unregistered warrants have an exercise price of $1.97 per share of common stock, are immediately exercisable, and will expire five and one-half years from the date of issuance.

The aggregate gross proceeds to the Company of the offering are expected to be approximately $10 million. The offering is expected to close on or about July 8, 2021, subject to the satisfaction of customary closing conditions.

Gerald Proehl, Chairman of the Board of Directors for the Company, said: "We thank Tony for his dedicated service and many contributions to Tenax and wish him the best in his well-deserved retirement from executive management. While we will miss Tony’s services and involvement in our Company, this transition will not affect Tenax’s focus or direction. We are looking forward to having Chris contribute his extensive experience with bringing pharmaceutical products to market as Tenax’s new leader, and to continuing to enhance shareholder value through the development and approval of our products for use by patients suffering from cardiovascular and pulmonologic diseases, which is further supported by the financing we are announcing today.”

Mr. Giordano, age 47, brings more than 20 years of experience in the clinical research industry. He most recently served as President of IQVIA Biotech and IQVIA MedTech (formerly Novella Clinical), where he led an executive team that executed a clinical trial portfolio that grew from 250 to 400 active projects during his three years of leadership from March 2018 through his departure in April 2021 and saw double-digit annual growth in sales each year of his tenure. Mr. Giordano has been involved in the pharmaceutical development industry since 1998. In January 2001, he joined PPD, another global clinical research organization, in a sales role. Over the next seven years, he grew into increasing operational responsibility, and in August 2008 transitioned to Quintiles as a Vice President, where he oversaw all consulting, regulatory, commercial, and clinical development services (including early-phase pharmacology through phase IV registry and safety studies) offered to his clients in the oncology, auto-immune, CNS, cardiovascular, and renal disease areas. He served in roles of increasing responsibility at Quintiles, being appointed Global Vice President of the cardiovascular, renal, and metabolic group in February 2016, a position he held until his appointment as President of IQVIA Biotech and IQVIA MedTech.

Certain Securities and Nasdaq Disclosures

The Units described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the Units have not been registered under the Act, or applicable state securities laws. Accordingly, the Units and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

In connection with his appointment, on July 6, 2021, Mr. Giordano was awarded options to purchase 350,000 shares of the Company's common stock under two separate awards. These awards were made in accordance with the employment inducement award exemption provided by NASDAQ Rule 5635(c)(4) and were therefore not awarded under the Company's stockholder approved equity plan. Under one award, 250,000 shares will vest over a four year period, with one-quarter vesting per year, beginning one year from the grant date. Under the second award, 100,000 shares will vest upon the achievement of certain performance metrics related to the clinical trials of the Company. The options have a 10-year term and will have an exercise price equal to $1.97 per share.

About Tenax Therapeutics

Tenax Therapeutics, Inc., is a specialty pharmaceutical company focused on identifying, developing, and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. The Company has a world-class scientific advisory team including recognized global experts in pulmonary hypertension. The Company owns North American rights to develop and commercialize levosimendan and has recently released detailed results from the Phase 2 HELP Study of levosimendan in Pulmonary Hypertension associated with Heart Failure and preserved Ejection Fraction (PH-HFpEF) at the Heart Failure Society of America (HFSA) Virtual Annual Scientific Meeting. Tenax is also developing a delayed release oral formulation of imatinib, designed to avoid gastric irritation, in a single pivotal trial in patients with pulmonary artery hypertension (PAH). For more information, visit www.tenaxthera.com.

About Levosimendan

Levosimendan is a calcium sensitizer that works through a unique triple mechanism of action. It initially was developed for intravenous use in hospitalized patients with acutely decompensated heart failure. It was discovered and developed by Orion Pharma, Orion Corporation of Espoo Finland, and is currently approved in over 60 countries for this indication and not available in the United States. Tenax Therapeutics acquired the North American rights to develop and commercialize levosimendan from Phyxius Pharma, Inc.

About Imatinib

Imatinib is an antiproliferative agent developed to target the BCR-ABL tyrosine kinase in patients with chronic myeloid leukemia. The inhibitory effects of imatinib on PDGF receptors and c-KIT suggested that it may be efficacious in PAH. Imatinib reversed experimentally induced pulmonary hypertension and has pulmonary vasodilatory effects in animal models and proapoptotic effects on pulmonary artery smooth muscle cells from patients with idiopathic PAH. In a phase 3 clinical trial imatinib produced significant improvements in exercise capacity, but a high rate of dropouts attributed largely to gastric intolerance prevented regulatory approval.

Caution Regarding Forward-Looking Statements

This news release contains certain forward-looking statements by the Company that involve risks and uncertainties and reflect the Company’s judgment as of the date of this release. The forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to matters beyond the Company’s control that could lead to delays in the clinical study, new product introductions and customer acceptance of these new products; matters beyond the Company’s control that could impact the Company’s continued compliance with Nasdaq listing requirements; the impact of management changes on the Company’s business and unanticipated charges, costs and expenditures not currently contemplated that may occur as a result of management changes; and other risks and uncertainties as described in the Company’s filings with the Securities and Exchange Commission, including in its annual report on Form 10-K filed on March 31, 2021 and its quarterly report on Form 10-Q filed on May 17, 2021, as well as its other filings with the SEC. The Company disclaims any intent or obligation to update these forward-looking statements beyond the date of this release. Statements in this press release regarding management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Contacts
Investor Contact:
John Mullaly
Managing Director
LifeSci Advisors, LLC
C: 617-429-3548
jmullaly@lifesciadvisors.com